SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2002

WOMEN FIRST HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26487	13-3919601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 400
San Diego, CA 92130
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (858) 509-1171

Item 2.    Acquisition or Disposition of Assets.

On June 25, 2002, Women First HealthCare, Inc. (the “Company”) acquired exclusive worldwide rights and title to VANIQA® (eflornithine hydrochloride) Cream, 13.9% from a joint venture formed by Bristol-Myers Squibb Company (“BMS”) and The Gillette Company (“Gillette”). VANIQA is a topical cream clinically proven to slow the growth of unwanted facial hair in women. VANIQA was approved for marketing by the U.S. Food and Drug Administration in July 2000 and is the only prescription pharmaceutical available for this prevalent condition. VANIQA also has been granted regulatory approval in 25 international markets including the European Union, Canada and major Latin American countries.

The Company paid $38,500,000 in cash to the joint venture parties for the VANIQA product, including all related product rights, inventory, regulatory filings and patent rights. The Company also secured the right to pursue an over-the-counter strategy and to develop enhanced formulations of VANIQA. The Company, BMS and Gillette entered into an Asset Purchase Agreement and License Agreement to provide for the sale or license of all of the joint venture parties’ VANIQA assets. The Company did not acquire any facilities, equipment or personnel in the transaction. BMS and the Company also entered into a related Supply Agreement, whereby BMS will continue to manufacture VANIQA for three years following the acquisition.

The Company financed the acquisition through the issuance of $28,000,000 of senior secured notes (the “Notes”) and $13,000,000 of convertible preferred stock (the “Preferred Stock”).

The Notes mature in September 2005 and bear interest at the initial rate of 11% per annum, which increases to 12.5% per annum 18 months from the closing and 13% per annum 24 months from the closing. The Company may pay interest amounts in excess of 11% per annum in cash or through the issuance of additional Notes. The Notes may be redeemed by the Company at any time at a redemption price of 108% of the aggregate principal amount outstanding (the “Redemption Price”) plus accrued and unpaid interest. The Notes are required to be redeemed with 100% of the proceeds of future loans and sales of debt securities and 75% of the proceeds of future sales of equity securities, subject to various exceptions, including, in the case of future sales of equity securities, acquisitions of pharmaceutical products and other assets meeting specified criteria. In addition, the holders of the Notes have the right to require the Company to redeem the Notes at the Redemption Price upon certain changes in control of the Company. For purposes of the Notes, a change in control would include an event where Edward F. Calesa, the Company’s Chairman and Chief Executive Officer, ceases to (i) beneficially own at least 4,500,000 shares of the Company’s Common Stock or (ii) serve as the Company’s Chief Executive Officer, unless either event is caused by his death at a time when the Company holds “key man” life insurance on Mr. Calesa for the benefit of the investors of at least $10,000,000 while all of the Notes are outstanding or a lower insurance amount that decreases proportionately as the Notes are redeemed, but not less than $5,000,000. The Company also must generally use 75% of its “excess cash flow” (as defined in the Note and Warrant Purchase Agreement) to redeem the Notes at 100% of the aggregate principal amount outstanding plus accrued but unpaid interest. The Notes prohibit additional indebtedness, subject to exceptions, and contain a variety of financial and other covenants. The Company’s obligations under the Notes are secured by a pledge of the Company’s interest in its VANIQA-related assets.

The purchasers of the Notes also received warrants exercisable into 1,699,438 shares of Common Stock at an exercise price of $5.50 (subject to certain antidilution adjustments) per share for no additional consideration. The warrants expire in December 2006.

The Preferred Stock has an aggregate initial stated value equal to $13,000,000, which accretes at a rate of 10% per annum, calculated quarterly, which increases to 11.5% per annum 18 months from the closing and 12.5% per annum 24 months from the closing. The Preferred Stock is convertible at any time at the option of the holders into shares of the Company’s Common Stock at a rate equal to the accreted stated value divided by $6.35, subject to certain antidilution adjustments. Unless previously converted, the Company will be required to redeem the Preferred Stock for cash at its accreted stated value plus accrued and unpaid dividends, if any, in June 2006. If the Company’s Common Stock trades at three times the conversion price of the Preferred Stock for a specified period of time, the Company may, at its option, require the mandatory conversion of the Preferred Stock or redeem the Preferred Stock, subject to the holders’ rights to convert to Common Stock before such optional redemption is completed. The holders of the Preferred Stock have the right to require the Company to redeem the Preferred Stock at 108% of its accreted stated value upon certain changes in control of the Company. For purposes of the Preferred Stock, a change in control would include an event where Mr. Calesa ceases to (i) beneficially own at least 4,500,000 shares of the Company’s Common Stock while the Notes are outstanding or 3,500,000 shares after the Notes have been redeemed or (ii) serve as the Company’s Chief Executive Officer, unless these events are caused by his death at a time when the Company holds “key man” life insurance on Mr. Calesa for the benefit of the investors of at least $10,000,000 while all of the Notes are outstanding or a lower insurance amount that decreases proportionately as the Notes are redeemed, but not less than $5,000,000. In addition, the Preferred Stock is required to be redeemed at 108% of its initial stated value with 100% of the proceeds of future loans and sales of debt securities (other than debt expressly permitted by the terms of the Preferred Stock) and 75% of the proceeds of future sales of equity securities, subject to the senior rights of the Notes to be redeemed first and to various other exceptions, including, in the case of future sales of equity securities, acquisitions of pharmaceutical products and other assets meeting specified criteria. The Company also must generally use 75% of its “excess cash flow” (as defined in the Certificate of Designation for the Preferred Stock) to redeem the Preferred Stock at 100% of its accreted stated value, subject to the senior rights of the Notes. In addition, in the event of a merger or acquisition of the Company, the Company may cause the Preferred Stock to be converted into cash, the securities offered in the transaction or a combination of the two so long as the value of the consideration is three times the conversion price of the Preferred Stock. The terms of the Preferred Stock contain a variety of covenants, including a limitation on the incurrence of debt. The Company’s obligations under the terms of the Preferred Stock are secured by a pledge of the Company’s interest in its VANIQA-related assets, subject to the senior rights of the Notes.

The financing was provided by certain affiliates of CIBC Capital Partners and Whitney & Co., LLC. Among other affirmative covenants, the Company agreed that the holders of the Notes and the Preferred Stock are entitled to appoint together a single non-voting observer to attend the Company’s Board of Directors Meetings until the amount of outstanding Notes and Preferred Stock decreases below 10% of the principal or stated value of Notes and Preferred Stock issued by the Company at the closing.

With respect to the VANIQA acquisition, the Asset Purchase Agreement is attached as Exhibit 2.1; the License Agreement is attached as Exhibit 10.1; and the Supply Agreement is attached as Exhibit 10.2. With respect to the financing, the Note and Warrant Purchase Agreement is attached as Exhibit 10.3; the form of Senior Secured Note is attached as Exhibit 10.4; the form of Common Stock Purchase Warrant is attached as Exhibit 10.5; the Preferred Stock Purchase Agreement is attached as Exhibit 10.6; the Certificate of Designation for the Preferred Stock is attached as Exhibit 3.2; the Registration Rights Agreement related to the Notes and Warrants is attached as Exhibit 10.7; the Registration Rights Agreement with respect to the Preferred Stock is attached as Exhibit 10.8; and the Security Agreement is attached as Exhibit 10.9.

The foregoing summary is qualified by reference to these documents, which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOMEN FIRST HEALTHCARE, INC.

By:	/s/ CHARLES M. CAPORALE
Charles M. Caporale Vice President and Chief Financial Officer

Date: July 2, 2002

EXHIBIT INDEX

Exhibit No.	Title

2.1	Asset Purchase Agreement, dated as of June 25, 2002, by and among Westwood-Squibb Colton Holdings Partnership, The Gillette Company, Bristol-Myers Squibb Company and Women First HealthCare, Inc.

3.1(1)	Fourth Amended and Restated Certificate of Incorporation.

3.2	Certificate of Designation of Preferences and Rights of Senior Convertible Redeemable Preferred Stock, Series A.

10.1	License Agreement, dated as of June 25, 2002, by and among The Gillette Company, Bristol-Myers Squibb Company and Women First HealthCare, Inc.

10.2*	Supply Agreement, dated as of June 25, 2002, by and between Bristol-Myers Squibb Company and Women First HealthCare, Inc.

10.3	Note and Warrant Purchase Agreement, dated as of June 25, 2002, by and among Women First HealthCare, Inc. and the Purchasers named therein.

10.4	Form of Senior Secured Note dated June 25, 2002.

10.5	Form of Common Stock Purchase Warrant dated June 25, 2002.

10.6	Preferred Stock Purchase Agreement, dated June 25, 2002, by and among Women First HealthCare, Inc. and the Purchasers named therein.

10.7	Registration Rights Agreement, dated June 25, 2002, related to the Notes and Warrants by and among Women First HealthCare, Inc. and the holders of Notes named therein.

10.8	Registration Rights Agreement, dated June 25, 2002, related to the Preferred Stock by and among Women First HealthCare, Inc. and the holders of Preferred Stock named therein.

10.9	Security Agreement, dated as of June 25, 2002, by and among Women First HealthCare, Inc. and the holders of Notes and Preferred Stock named therein.

(1)	Incorporated by reference to Women First HealthCare, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed August 13, 1999.

*	Women First HealthCare, Inc. has requested confidential treatment with respect to portions of this exhibit.

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